Exhibit 99.1

For Immediate Release

Cephalon Reports Record Sales and

Adjusted Net Income for 2009

Sales Exceed $2 Billion, Increasing for Tenth Year in a Row

2010 Guidance Increased

Cash From Operations Totals $681 Million

Frazer, Pa. — February 11, 2009 — Cephalon, Inc. (Nasdaq: CEPH) today reported 2009 net sales of $2.152 billion, an 11 percent increase compared to net sales of $1.943 billion for 2008.  Basic income per common share for the year was $4.74.  Excluding amortization expense and certain other items, adjusted net income for full year 2009 was $469 million, a 28 percent increase over the previous year.  This exceeded the company’s adjusted net income guidance range of $457 to $464 million for 2009. Basic adjusted income per common share for the year was $6.48 in 2009 and $5.39 in 2008.

Central nervous system (CNS) franchise net sales were $1.155 billion during the year, a 10 percent increase compared to 2008.  Pain franchise reported net sales of $485.1 million, a 3 percent decrease versus last year.  Oncology franchise net sales were $335.9 million, an 81 percent increase over 2008 due to strong net sales of TREANDA® (bendamustine hydrochloride) of $222.1 million.  Sales of other products were $176.0 million compared to $207.6 million for 2008 due to unfavorable exchange rates partially offset by volume increases.

During the fourth quarter 2009 Cephalon recorded net cash provided by operating activities of $164 million bringing the year-to-date cash flow from operations to $681 million.

“2009 was a year of extraordinary innovation and growth,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “For the year we reported positive clinical study results on several of our drug candidates, advanced five new compounds into man and continued to acquire promising assets.  We continue our steadfast commitment to patients while building an enduring, diversified business for our shareholders.”

The company is introducing new guidance for 2010, which assumes that the Mepha acquisition closes on April 1st.  Total sales guidance for 2010 is $2.610-$2.690 billion. This includes CNS franchise sales of $1.180 -$1.220 billion, pain franchise sales of $495-$530 million, oncology franchise sales of $440-$470 million, and other product sales of $470-$490 million. Full year R&D and SG&A expense guidance is $480-$500 million and $960-$980

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

million, respectively.  Adjusted net income guidance is $518-$533 million.  Basic adjusted income per common share guidance is $6.80-$7.00 assuming 76.2 million basic shares outstanding.

Cephalon is introducing first quarter 2010 sales guidance of $575 - $595 million, adjusted net income guidance of $121 - $128 million and basic adjusted income per common share guidance of $1.60 - $1.70 assuming 75.5 million basic shares outstanding.

Basic adjusted income per common share for both the first quarter 2010 and full-year 2010 is reconciled below and is subject to the assumptions set forth therein.  References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refers to those metrics on an “attributable to Cephalon” basis and does not include any income or losses attributable to noncontrolling interests.

Cephalon’s management will discuss the company’s full year 2009 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST today.  To participate in the conference call, dial +1-913-312-0705 and refer to conference code number 2954672. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investors” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), TREANDA® for Injection, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The

2

company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for the first quarter and full-year 2010 and SG&A and R&D guidance for the first quarter and full-year 2010; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:
Media:	Investors:
Sheryl Williams	Robert (Chip) Merritt
610-738-6493	610-738-6376
swilliam@cephalon.com	cmerritt@cephalon.com

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	As adjusted 2008*	2009	As adjusted 2008*
REVENUES:
Net sales	$562,938	$534,861	$2,151,548	$1,943,464
Other revenues	12,177	5,277	40,760	31,090
	575,115	540,138	2,192,308	1,974,554
COSTS AND EXPENSES:
Cost of sales	105,204	99,523	398,837	412,234
Research and development	91,165	112,039	395,431	362,208
Selling, general and administrative	203,738	209,037	822,052	840,873
Settlement reserve	—	—	—	7,450
Restructuring charges	9,881	1,442	13,825	8,415
Impairment charge	182,080	99,719	182,080	99,719
Acquired in-process research and development	—	31,955	46,118	41,955
Loss on sale of equipment	—	17,178	—	17,178
	592,068	570,893	1,858,343	1,790,032

INCOME (LOSS) FROM OPERATIONS	(16,953)	(30,755)	333,965	184,522

OTHER INCOME (EXPENSE):
Interest income	1,808	1,386	5,263	16,901
Interest expense	(27,123)	(13,153)	(90,336)	(75,233)
Other income (expense), net	(1,903)	6,388	40,515	7,880
	(27,218)	(5,379)	(44,558)	(50,452)

INCOME (LOSS) BEFORE INCOME TAXES	(44,171)	(36,134)	289,407	134,070

INCOME TAX EXPENSE (BENEFIT)	(43,979)	(20,092)	78,680	(37,819)

NET INCOME (LOSS)	(192)	(16,042)	210,727	171,889

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	96,750	21,073	131,900	21,073

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$96,558	$5,031	$342,627	$192,962

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.29	$0.07	$4.74	$2.84

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.23	$0.06	$4.41	$2.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	74,720	68,505	72,342	68,018

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	78,508	77,823	77,733	76,097

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$96,558		$5,031

Cost of sales adjustments	34,875	(1)	27,804	(1)
Research and development adjustments	343	(2)	255	(2)
Selling, general and administrative adjustments	232	(3)	13,215	(3)
Restructuring charges	9,881	(4)	1,442	(4)
Acquired in-process research and development	—		15,000	(5)
Interest expense adjustment	17,307	(6)	10,357	(6)
Impairment charges	7,080	(7)	90,445	(7)
Loss on sale of equipment	—		17,178	(8)
Income taxes	(35,787	)(9)	(78,720	)(9)
Noncontrolling interest:
Impairment charge	175,000	(10)	9,274	(10)
Acquired in-process research and development	—		16,955	(10)
Less amount attributable to noncontrolling interest	(100,765	)(10)	(14,567	)(10)
Impairment charge tax benefit	(74,235	)(10)	—

Total adjustments to GAAP net income attributable to Cephalon, Inc.	33,931		108,638

ADJUSTED NET INCOME	$130,489		$113,669

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.75		$1.66

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.66		$1.46

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	74,720		68,505

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,508		77,823

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)          To exclude the on-going amortization of acquired intangible assets ($26.9M in 2009; $23.7M in 2008), accelerated depreciation related to restructuring ($5.0M in 2009; $4.1M in 2008), and reserve for modafinil purchase commitments in excess of requirements ($3.0M in 2009)

(2)          To exclude accelerated depreciation related to restructuring ($0.3M in 2009; $0.2M in 2008).

(3)          In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited.  In 2008, to exclude charges related to the termination payments due to Takeda Pharmaceuticals North America, Inc. ($1.0M) and charges related to the termination payment due to Alkermes ($11.0M) and related severance ($1.2M).

(4)          To exclude costs related to worldwide restructuring efforts ($9.9M in 2009; $1.4M in 2008).

(5)          To exclude charges related to the acquisition of license rights to LUPUZOR from ImmuPharma PLC ($15.0M).

(6)          To exclude non-cash interest expense associated with our convertible debt ($17.3M in 2009; $10.4M in 2008).

(7)          In 2009, to exclude the impairment of our investment in SymBio Pharmaceuticals Limited ($7.0M).  In 2008, to exclude the impairment of the VIVITROL intangible assets ($90.4M).

(8)          To exclude the loss on sale of equipment related to the VIVITROL termination.

(9)          To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances, other changes in tax assets and liabilities.

(10)    In 2009, to exclude the impairment of the Ception product rights ($175.0M) and the associated impact on the net loss attributable to noncontrolling interest ($100.8M) and income taxes ($74.2M).  In 2008, to exclude the charges related to the impairment of Acusphere fixed assets ($9.3M), the acquisition of licensed technology from Acusphere ($17.0M) and the impact on the net loss attributable to noncontrolling interest ($14.6M).

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(In thousands, except per share data)

(Unaudited)

	Year Ended
	December 31
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$342,627		$192,962

Adjustments attributable to Cephalon, Inc.:
Cost of sales adjustments	113,021	(1)	139,153	(1)
Research and development adjustments	4,747	(2)	8,268	(2)
Selling, general and administrative adjustments	14,611	(3)	43,339	(3)
Settlement reserve	—		7,450	(4)
Restructuring expense	13,825	(5)	8,415	(5)
Acquired in-process research and development	46,118	(6)	25,000	(6)
Interest expense adjustment	57,766	(7)	57,990	(7)
Impairment charge	7,080	(8)	90,445	(8)
Other income (expense) adjustment	(40,011	)(9)	—
Loss on sale of equipment	—		17,178	(10)
Income taxes	(89,979	)(11)	(235,233	)(11)
Noncontrolling interest:
Impairment charge	175,000	(12)	9,274	(12)
Acquired in-process research and development	—		16,955	(12)
Less amount attributable to noncontrolling interest	(101,584	)(12)	(14,567	)(12)
Impairment charge tax benefit	(74,235	)(12)	—

Total adjustments to GAAP net income attributable to Cephalon, Inc.	126,359		173,667

ADJUSTED NET INCOME	$468,986		$366,629

BASIC ADJUSTED INCOME PER COMMON SHARE	$6.48		$5.39

DILUTED ADJUSTED INCOME PER COMMON SHARE	$6.03		$4.82

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	72,342		68,018

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	77,733		76,097

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)          To exclude the on-going amortization of acquired intangible assets ($97.5M in 2009; $100.7M in 2008), accelerated depreciation related to restructuring ($19.0M in 2009; $12.4M in 2008) and the reserve for modafinil purchase commitments in excess of estimated requirements ($6.0M in 2009; $26.0M in 2008), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)          To exclude accelerated depreciation related to restructuring ($1.3M in 2009; $0.5M in 2008), charges related to payments for several research and development collaborations ($2.0M in 2009; $6.0M in 2008), charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009) and other charges ($1.8M in 2008) related to employee severance costs.

(3)          In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($8.1M) and charges related to our settlement with Takeda ($6.5M) which resolves our remaining contractual arrangements. In 2008, to exclude charges related to employee severance costs ($3.0M), charges related to estimated termination payments due to Takeda Pharmaceuticals North America, Inc. ($28.2M) and charges related to the termination payment due to Alkermes ($11.0M) and related severance ($1.2M).

(4)          To exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and relator attorney fees.

(5)          To exclude costs related to worldwide restructuring efforts ($13.8M in 2009; $8.4M in 2008).

(6)          In 2009, to exclude charges related to the deconsolidation of Acusphere ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from Immupharma ($30.0M), license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) and license rights to certain of XOMA Ltd.’s proprietary antibody library materials ($6.0M). In 2008, to exclude charges related to the acquisition of license rights to LUPUZOR from ImmuPharma PLC ($15.0M).

(7)          To exclude non-cash interest expense associated with our convertible debt ($57.8M in 2009; $46.7M in 2008) and the accrued interest related to the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia ($11.3M in 2008).

(8)          In 2009, to exclude the impairment of our investment in SymBio Pharmaceuticals Limited ($7.0M).  In 2008, to exclude the impairment of the VIVITROL intangible assets ($90.4M).

(9)          In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holdings;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on the excess of net assets over consideration;

• $19.0M gains on foreign exchange derivative instruments;

• $5.6M foreign exchange gain on Australian Dollar acquisition funds; and

• $1.6M dividend income related to our initial purchase of Arana shares.

(10)    To exclude the loss on sale of equipment related to the VIVITROL termination.

(11)    To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments, the tax benefits for the settlement with the U.S. Attorney’s Office ($13.8M in 2009; $84.5M in 2008), for which the related expense was recorded in 2007 and for the states of Connecticut and Massachusetts, for which the related expense was recorded in the third quarter of 2008.

(12)    In 2009, to exclude the impairment of the Ception product rights ($175.0M) and the associated impact on the net loss attributable noncontrolling interest ($100.8M) and income taxes ($74.2M).  Also in 2009, to exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in adjustments (9) above but do not affect net income because they are attributed to noncontrolling interests ($0.8M). In 2008, to exclude charges related to the impairment of Acusphere fixed assets ($9.3M), the acquisition of licensed technology from Acusphere ($17.0M) and the impact on the net loss attributable to noncontrolling interest ($14.6M).

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	December 31						Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$234,757	$16,507	$251,264	$266,209	$15,004	$281,213	(12)	10	(11)
NUVIGIL	35,614	—	35,614	—	—	—	—	—	—
GABITRIL	14,042	1,515	15,557	14,827	1,587	16,414	(5)	(5)	(5)
CNS	284,413	18,022	302,435	281,036	16,591	297,627	1	9	2

ACTIQ	18,726	18,949	37,675	22,646	16,181	38,827	(17)	17	(3)
Generic OTFC	16,198	—	16,198	19,915	—	19,915	(19)	—	(19)
FENTORA	36,877	1,676	38,553	38,609	—	38,609	(4)	—	(0)
AMRIX	30,628	—	30,628	26,242	—	26,242	17	—	17
Pain	102,429	20,625	123,054	107,412	16,181	123,593	(5)	27	—

TREANDA	61,563	—	61,563	36,200	—	36,200	70	—	70
Other Oncology	4,752	27,744	32,496	4,307	21,082	25,389	10	32	28
Oncology	66,315	27,744	94,059	40,507	21,082	61,589	64	32	53

Other	6,814	36,576	43,390	11,672	40,380	52,052	(42)	(9)	(17)

	$459,971	$102,967	$562,938	$440,627	$94,234	$534,861	4	9	5

	Year Ended						%
	December 31						Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$961,070	$63,618	$1,024,688	$924,986	$63,432	$988,418	4	—	4
NUVIGIL	73,391	—	73,391	—	—	—	—	—	—
GABITRIL	51,100	5,386	56,486	52,441	8,256	60,697	(3)	(35)	(7)
CNS	1,085,561	69,004	1,154,565	977,427	71,688	1,049,115	11	(4)	10

ACTIQ	75,418	71,527	146,945	105,351	71,170	176,521	(28)	1	(17)
Generic OTFC	83,032	—	83,032	95,760	—	95,760	(13)	—	(13)
FENTORA	136,563	4,114	140,677	155,246	—	155,246	(12)	—	(9)
AMRIX	114,435	—	114,435	73,641	—	73,641	55	—	55
Pain	409,448	75,641	485,089	429,998	71,170	501,168	(5)	6	(3)

TREANDA	222,112	—	222,112	75,132	—	75,132	196	—	196
Other Oncology	18,281	95,470	113,751	18,566	91,919	110,485	(2)	4	3
Oncology	240,393	95,470	335,863	93,698	91,919	185,617	157	4	81

Other	32,981	143,050	176,031	49,667	157,897	207,564	(34)	(9)	(15)

	$1,768,383	$383,165	$2,151,548	$1,550,790	$392,674	$1,943,464	14	(2)	11

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2009	As adjusted December 31, 2008*
CURRENT ASSETS:
Cash and cash equivalents	$1,647,635	$524,459
Receivables, net	376,076	409,580
Inventory, net	240,576	117,297
Deferred tax assets, net	243,246	224,066
Other current assets	58,423	54,120
Total current assets	2,565,956	1,329,522

INVESTMENTS	12,427	8,081
PROPERTY AND EQUIPMENT, net	451,879	467,449
GOODWILL	590,284	445,332
INTANGIBLE ASSETS, net	981,857	607,332
DEFERRED TAX ASSETS, net	237	46,074
DEBT ISSUANCE COSTS	18,862	11,838
OTHER ASSETS	36,593	167,314
	$4,658,095	$3,082,942

CURRENT LIABILITIES:
Current portion of long-term debt, net	$818,925	$781,618
Accounts payable	88,829	87,079
Accrued expenses	430,209	304,415
Total current liabilities	1,337,963	1,173,112

LONG-TERM DEBT	363,696	3,692
DEFERRED TAX LIABILITIES, net	159,328	77,932
OTHER LIABILITIES	111,728	163,123
Total liabilities	1,972,715	1,417,859

REDEEMABLE EQUITY	207,307	248,403

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	780	717
Additional paid-in capital	2,534,070	2,095,324
Treasury stock, at cost	(208,427)	(201,705)
Accumulated deficit	(178,659)	(521,286)
Accumulated other comprehensive income	114,194	43,630

Total Cephalon stockholders’ equity	2,261,958	1,416,680
Noncontrolling Interest	216,115	—
Total equity	2,478,073	1,416,680
	$4,658,095	$3,082,942

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2009	As adjusted 2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210,727	$171,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	186,192	172,457
Deferred income tax benefit	(84,155)	(68,043)
Stock-based compensation expense	50,410	43,975
Amortization of debt discount and debt issuance costs	59,145	46,740
Gain on foreign exchange contracts	(26,754)	—
Gain on acquisition of Arana	(10,008)	—
Loss on disposals of property and equipment	—	17,178
Impairment charges	182,080	99,719
Acquired in-process research and development from Acusphere deconsolidation	8,366	—
Acquired in-process research and development	—	16,955
Shortfall tax benefits from stock-based compensation	(38)	(511)
Other	(3,503)	—
Changes in operating assets and liabilities:
Receivables	81,022	(144,975)
Inventory	(8,604)	(37,397)
Other assets	(14,348)	11,792
Accounts payable and accrued expenses	99,013	(376,232)
Other liabilities	(48,194)	44,576
Net cash provided by (used for) operating activities	681,351	(1,877)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(60,927)	(75,871)
Acquisition of intangible assets	(53,324)	(25,825)
Cash balance from consolidation of variable interest entities	53,706	1,654
Investment in Ception	(75,000)	(25,000)
Investment in BDC	(30,000)	—
Purchases of investments	(11,797)	(6,692)
Acquisition of Arana, net of cash acquired	(232,527)	—
Proceeds from sale of property and equipment	—	16,000
Purchases of investments	—	—
Proceeds from foreign exchange contracts	26,754	—
Sales and maturities of available-for-sale investments	125,026	7,596
Net cash used for investing activities	(258,089)	(108,138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	288,000	—
Proceeds from exercises of common stock options	10,211	43,962
Windfall tax benefits from stock-based compensation	2,017	7,834
Acquisition of treasury stock	(6,722)	(6,947)
Payments on and retirements of long-term debt	(13,412)	(217,743)
Net proceeds from issuance of convertible subordinated notes	484,719	—
Proceeds from sale of warrants	37,640	—
Purchase of convertible note hedge	(121,040)	—
Net cash provided by (used for) financing activities	681,413	(172,894)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	18,501	(11,301)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,123,176	(294,210)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	524,459	818,669

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,647,635	$524,459

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended March 31, 2010			Twelve Months Ended December 31, 2010

Projected GAAP basic income per common share	$1.18	—	$1.28	$5.24	—	$5.44

Amortization of current intangibles	0.34	—	0.34	1.27	—	1.27
Accelerated depreciation adjustment- CIMA	0.02	—	0.02	0.08	—	0.08
Accelerated depreciation adjustment- Mitry-Mory	0.05	—	0.05	0.10	—	0.10
Restructuring adjustments	0.01	—	0.01	0.06	—	0.06
Interest expense adjustments	0.23	—	0.23	0.86	—	0.86

Tax effect of pre-tax adjustments at the applicable tax rates	(0.23)	—	(0.23)	(0.81)	—	(0.81)

Basic adjusted income per common share guidance	$1.60	—	$1.70	$6.80	—	$7.00

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 35 and 34 percent for the three months ended March 31, 2010 and the twelve months ended December 31, 2010, respectively; and

• Weighted average number of common shares outstanding of 75.5 million and 76.2 million shares for the three months ended March 31, 2010 and the twelve months ended December 31, 2010, respectively.

• Completion of the Mepha AG transaction and its accretive effect on basic adjusted income per common share is included from the estimated closing date of April 1, 2010 based on currently available financial data. Amounts do not include the effect of US GAAP purchase accounting adjustments related to our acquisition of Mepha AG as such amounts are not estimable at this time.